UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Reliv International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RELIV’ INTERNATIONAL, INC.

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON MAY 23, 2019

To:	Stockholders of Reliv’ International, Inc.

The Annual Meeting of the Stockholders of Reliv’ International, Inc. will be held at Reliv’ International, Inc., Corporate Headquarters, 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, on Thursday, May 23, 2019, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

1.	To elect 5 directors to hold office during the year following the Annual Meeting or until their successors are elected (Item No. 1 on the proxy card);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019 (Item No. 2 on the proxy card); and

3.	To approve, by non-binding vote, named executive compensation (Item No. 3 on proxy card); and

4.	To recommend, by non-binding vote, the frequency of executive compensation votes (Item No. 4 on proxy card); and

5.	To transact such other business as may properly come before the meeting.

The close of business on March 25, 2019 has been fixed as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 5, 2019

/s/ Stephen M. Merrick
Stephen M. Merrick, Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the Annual Meeting. Please read this Proxy Statement and submit your Proxy via the Internet, or if you received a paper copy of your proxy materials, by using the toll-free telephone number provided or by completing, signing, dating and returning your Proxy in the pre-addressed envelope provided. Your Proxy may be revoked by you at any time before it has been voted.

RELIV’ INTERNATIONAL, INC.

136 Chesterfield Industrial Boulevard

Chesterfield, Missouri 63005

PROXY STATEMENT

Information Concerning the Solicitation

The Board of Directors of Reliv’ International, Inc. (the “Company”) is furnishing this Proxy Statement for the solicitation of proxies from holders of the outstanding common stock of the Company to be used at the 2019 annual stockholders meeting (the “Annual Meeting”) of the Company which will be held on Thursday, May 23, 2019 at 9:00 a.m., Central Daylight Savings Time. The Company has elected to provide access to these proxy materials over the Internet in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). On April 5, 2019 we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. The Notice instructs you on how you may access the proxy materials on the Internet. It also instructs you on how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice.

The cost of preparing, assembling and furnishing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than pursuant to the Notice and, where requested, mailing of proxy materials, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or, if you requested a paper copy of the proxy materials, by telephone using the instructions on the proxy card or by completing and mailing the proxy card enclosed with the proxy materials as soon as possible. If you elect to vote using the proxy card in the proxy materials you requested be mailed to you, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

Quorum and Voting

Only stockholders of record at the close of business on March 25, 2019 are entitled to vote at the Annual Meeting. On that day, there were 1,746,449 shares of common stock outstanding. Each share has one vote. Stockholders do not have cumulative voting rights in the election of directors. A simple majority of the outstanding shares is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. A plurality of the shares present in person or by proxy at the Annual Meeting, at which a quorum is present, is required to elect directors, and a simple majority vote is needed to approve the appointment of the Company’s independent registered public accounting firm. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares held of record by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, “FOR” the appointment of the Company’s independent registered public accounting firm, “FOR” approval of the compensation of the Company’s named executive officers as described in this proxy statement, and “FOR” the proposal providing for an advisory vote to be held every three years to approve the compensation of the Company’s named executive officers. A stockholder submitting a proxy prior to the Annual Meeting has the power to revoke it at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the Annual Meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy will have full discretionary authority to vote. If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy may vote for the election of another person recommended by the Board of Directors.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT AND

SIGNIFICANT STOCKHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s common stock by each director and nominee for director, named executive officers, all of the Company’s directors and officers as a group, and the beneficial owners known to the Company to hold more than five percent of the Company’s outstanding common stock as of March 25, 2019.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 25, 2019. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Percentage of class is based on 1,746,449 shares of common stock outstanding as of March 25, 2019.

Name of beneficial owner(1)	Amount of shares beneficially owned	Percentage of Shares Beneficially Owned

Directors, Director Nominees, and Named Executive Officers:

Robert L. Montgomery(2)	298,892	17.11%
Ryan A. Montgomery(3)	118,394	6.75%
John M. Klimek	---	*
Robert M. Henry	143	*
Paul J. Adams	---	*
Thomas W. Pinnock	5,000	*
R. Scott Montgomery(3)	126,264	7. 20%

All Directors, nominees and officers as a group (7 persons)(4)	548,693	31. 18%

Other 5% or greater shareholders:

Renaissance Technologies LLC (5)	96,980	5.55%
800 Third Avenue
New York, NY 10022

(footnotes on following page)

* less than one percent

(1)

Unless otherwise indicated below, the person named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address for each person is c/o Reliv’ International, Inc., 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(2)

Includes 5,932 shares held through the Montgomery Family Limited Partnership, and 69,129 shares held through Montgomery Enterprises, Ltd., for which Mr. Robert L. Montgomery has sole voting and investment power.

(3)	Includes 6,513 shares subject to options exercisable within 60 days after March 25, 2019 for each Ryan A. and R. Scott Montgomery.

(4)	Includes 13,026 shares subject to options exercisable within 60 days after March 25, 2019.

(5)	Information obtained from the Schedule 13G filed with the SEC by Renaissance Technologies LLC on February 12, 2019.

PROPOSAL ONE - ELECTION OF DIRECTORS

Five directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2020. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES.

Information Concerning Nominees

The following is information concerning nominees for election to the Board of Directors.

Robert L. Montgomery, age 77, is the Chairman of the Board of Directors and former Chief Executive Officer. Mr. Montgomery became Chairman of the Board of Directors and Chief Executive Officer on February 15, 1985 and served as the Chief Executive Officer until June 2018. Mr. Montgomery served as President of the Company from July 1985 until July 2012. Mr. Montgomery had been the principal executive officer of the Company since its founding in 1985. Prior to that time, he held positions for a number of years as an executive officer of several life insurance companies. Mr. Montgomery received a B.A. degree in Economics from the University of Missouri in Kansas City, Missouri in 1965. Mr. Montgomery is the father of Ryan A. Montgomery, the Company’s Chief Executive Officer, and R. Scott Montgomery, the President of Operations and International.

Ryan A. Montgomery, age 45, was appointed Chief Executive Officer in June 2018 and has served as a member of the Board of Directors since May 2018. Previously he was President from July 2012 to June 2018, Executive Vice President, Worldwide Sales from April 2007 to July 2012 and Vice President, Sales from 2004 to 2007. Mr. Montgomery served as Corporate Counsel from September 1999 to October 2004. Mr. Montgomery received his B.A. degree in Economics from Vanderbilt University and graduated from Saint Louis University Law School.

John M. Klimek, age 60, has been a member of the Board of Directors since May 2010. Mr. Klimek has been a practicing attorney in Illinois since 1984 specializing in corporate and securities law.  From August 2004 to July 2018, Mr. Klimek was employed by HFR Asset Management, LLC, Chicago, Illinois, a hedge fund management company, most recently as President.    He holds a B.S. in Accountancy from the University of Illinois and Juris Doctor Degree from the University of Illinois School Of Law.  Mr. Klimek serves as the Chairman of the Compensation Committee and is a member of the Audit and Nominating Committees.  He is also a director of CTI Industries Corporation (NASDAQ – CTIB).

Robert M. Henry, age 72, has been a member of the Board of Directors of the Company since November 2013. He was previously a member of the Board of Directors of the Company from May 2004 through May 2011. Mr. Henry is currently a private investor and business consultant. From January 2011 until May 2013, Mr. Henry served as Chief Executive Officer and Chairman of the Board for Immunotec, Inc., a public Canadian network marketing company that sells nutritional supplements (TSX Venture Exchange – IMM). From December 2004 to 2008, Mr. Henry served as Chairman and Chief Executive Officer of Arbonne International, Inc., a personal care products company. Mr. Henry received a B.S. degree in Accounting from Hunter College in New York and a J.D. from Brooklyn Law School. Mr. Henry serves as Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

Paul J. Adams, age 58, is the President/CEO of the Adams Resource Group, a company he formed in 2017 that consults to direct selling companies in their sales and marketing materials and communications. Mr. Adams has been actively involved in the direct selling channel for over 30 years, serving as the head of marketing, sales and general management for one of the largest supplier/partners in the industry, SUCCESS Partners/VideoPlus, prior to forming Adams Resource Group. Mr. Adams attended the University of Texas at Arlington.

Executive Officers Other Than Nominees

R. Scott Montgomery, age 49, was appointed President of Operations and International in July 2018. Mr. Montgomery joined the Company in 1993 and previously served President of Reliv Asia Pacific from July 2012 to July 2018, Executive Vice President and Chief Operating Officer from April 2007 to July 2012, Senior Vice President – Worldwide Operations from 2004 to 2007 and Vice President of International Operations from 2001 to 2004. Mr. Montgomery graduated from Southwest Missouri State University with a B.S. degree in Finance and Investments.

Thomas W. Pinnock, age 68, was named President of Sales and Marketing in July 2018. Previously, Mr. Pinnock served as Executive Vice President, Chief of Sales from December 2016 to July 2018. Mr. Pinnock has been an independent distributor of the Company since January 1990 and has served previously as Senior Vice President - U.S. Sales from May 1992 to June 1994. Mr. Pinnock is a former Army officer, journalist, and published author. Mr. Pinnock holds a B.A. degree from Valencia College, Orlando, Florida and studied journalism at the University of Florida and the Defense Department School of Journalism.

Stephen M. Merrick, 77, has been Secretary and General Counsel since July 1989 and served as a member of the Board of Directors from 1989 to May 2013 and from May 2014 to May 2016. Mr. Merrick has been engaged in the practice of law for more than 45 years and has represented the Company since the Company’s founding. Mr. Merrick received a Juris Doctor degree from Northwestern University School of Law in 1966. He is also an officer and director of CTI Industries Corporation (NASDAQ – CTIB).

Steven D. Albright, age 57, has been Senior Vice President and Chief Financial Officer since March 2005. Mr. Albright was the Vice President, Finance/Controller from 2002 to 2005 and was the Controller since 1992. Prior to his employment with the Company, Mr. Albright was employed from 1987 to 1992 as Assistant Controller for Kangaroos USA, Inc., an athletic shoe importer and distributor. For the period from 1983 to 1987, he was employed by the public accounting firm of Ernst & Young LLP. Mr. Albright received a B.S. degree in Accountancy from the University of Illinois at Urbana-Champaign and is a CPA.

Debra P. Hellweg, age 47, was appointed as Senior Vice President and Chief Operating Officer in July 2018. Previously, Ms. Hellweg served as Vice President, Operations June 2008 to July 2018.   She has been employed by the Company since 2004 and served as Director of Internal Audit from 2004 to 2008.   Prior to her employment with the Company, Ms. Hellweg was a Manager with Deloitte & Touche LLP and Vice President & Auditor of Southwest Bank of St. Louis.  Ms. Hellweg has a B.S.B.A. degree in Accounting from the University of Missouri and an MBA from Webster University and is a CIA.

Kurt C. Wulff, age 54, was appointed Vice President, Marketing in 2005 and has been employed by the Company in marketing positions since 1999. Previously, Mr. Wulff had over 10 years of sales and marketing positions in a variety of industries. He graduated from the University of Missouri-Columbia with a B.S. degree in Journalism.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the General Corporation Law of the State of Delaware and the Company’s Second Amended and Restated Certificate of Incorporation and Bylaws, as amended. Members of the Board are kept informed of the Company’s business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

For the period from May 2013 to May 2014, the Board had five members. From May 2014 to May 2016 the Board had seven members, and in May 2016 the Board reverted back to five members. The Board met four times during 2018. During 2018, no director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that Messrs. Henry, Klimek, and Adams are independent based on the application of the rules and standards of the Nasdaq Stock Market.

Board Leadership Structure

Our Board of Directors has appointed the Company’s former Chief Executive Officer, Robert L. Montgomery, to continue to serve as Chairman of the Board. In his role as Chairman of the Board, he presides over the meetings of the Board of Directors and communicates the decisions and directives of the Board to management.

Our Board of Directors recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically evaluates its leadership structure.

The Board of Directors has not appointed a lead independent director at this time. The Board has evaluated whether appointing a lead independent director facilitates the ability of the Company’s independent directors to carry out their duties. The independent directors of the Board attend at least one executive session, and may call such further sessions as they deem necessary, at which only independent directors are present and at which the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management. In addition, all members of the Company’s Audit, Nominating and Compensation Committees have been determined by the Board of Directors to be independent based on the application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Financial Officer and Manager of Internal Audit. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through committee reports and management presentations to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Nominating, and Compensation Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Messrs. Henry (Chairman), Klimek, and Denis St. John. Mr. John B. Akin had been re-elected to the Board of Directors at the May 2018 Annual Meeting of Stockholders, but he resigned effective August 27, 2018 for personal reasons. The Board of Directors immediately appointed Denis St. John to replace Mr. Akin on the Board and the Audit Committee. Mr. St. John has chosen not to stand for re-election. Mr. Henry has been designated and is the Company’s “Audit Committee Financial Expert” pursuant to Item 401 of Regulation S-K of the Securities Exchange Act of 1934. The Audit Committee held six meetings during fiscal year 2018, including quarterly meetings with management, the Manager of Internal Audit and the independent registered public accounting firm to discuss the Company’s financial statements and control systems. Mr. Henry and each appointed member of the Committee satisfies the definition of “independent” as that term is defined in the rules governing companies whose stock is traded on the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter has been posted and can be viewed on the Company’s Internet website at www.reliv.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) including but not limited to those matters required to be discussed by PCAOB Auditing Standard No. 16. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Robert M. Henry, Audit Committee Chair

John M. Klimek, Member

Denis St. John, Member

Nominating Committee

The Nominating and Governance Committee consists of two directors, Messrs. Klimek (Chairman) and Henry. The Nominating Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the listing standards for the Nasdaq Stock Market.

The Nominating Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that the continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies which are anticipated on the Board of Directors, the Nominating Committee intends to seek out and evaluates potential candidates from a variety of sources that may include recommendations by security holders, members of management and the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation. While diversity is not a leading factor in the Nominating Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the foregoing, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating Committee to perform its duties.

The Nominating Committee members, within the Company’s regularly scheduled 1st quarter 2019 Board of Directors meeting, established the slate of directors presented for election in this proxy statement.

Compensation Committee

The Compensation Committee consists of two directors: Messrs. Klimek (Chairman) and Henry. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the Nasdaq Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and certain other executive officers, including incentive compensation programs and stock options. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at www.reliv.com under the section entitled “Investor Relations.” The Compensation Committee met three times in 2018.

EXECUTIVE COMPENSATION

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 2018 and 2017, respectively, of the Company’s Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Chief Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

					Non-Equity	All Other
				Option	Incentive Plan	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Compensation (2)	(3, 4, 5, 6, 7)	Total

Robert L. Montgomery	2018	$559,516	$-	$-	$-	$43,745	$603,261
Chairman and former Chief Executive Officer	2017	$610,494	$-	$-	$9,467	$45,990	$665,951

Ryan A. Montgomery	2018	$180,690	$-	$-	$-	$16,600	$197,290
Chief Executive Officer	2017	$180,690	$-	$-	$15,147	$16,600	$212,437

Thomas W. Pinnock	2018	$144,000	$-	$-	$-	$192,749	$336,749
President of Sales and Marketing	2017	$144,000	$14,207	$-	$-	$240,083	$398,290

(1)	No option grants were made to any of the Named Executive Officers in 2018.
(2)	Amounts determined solely under the Company’s Incentive Compensation Plan. No amounts were earned under this plan in 2018.
(3)	Amounts for Thomas W. Pinnock for 2018 represent earnings from his Reliv distributorship.
(4)	Amounts for 2018 include matching 401(k) contributions as follows: Robert L. Montgomery, $2,450; and Ryan A. Montgomery, $1,000.
(5)	No Company contributions were made to the Employee Stock Ownership Plan in 2018.
(6)

Amounts for 2018 include life insurance allowance paid for Robert L. Montgomery of $39,000 and Ryan A. Montgomery of $2,000. A travel allowance of $13,200 for 2018 is also included for Ryan A. Montgomery.

(7)	Amounts for 2018 include value of automobile provided for Robert L. Montgomery of $2,295.

Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

In June 2007, the Company entered into an Employment Agreement with Robert L. Montgomery replacing a prior agreement. The agreement, as amended, is for a term of employment commencing on January 1, 2007 and expiring on December 31, 2009 with a provision for automatic one-year renewal terms, and provides for Mr. Montgomery to receive base annual compensation during the term of not less than $600,000. Mr. Montgomery is also to participate in the Company’s annual incentive compensation and the Company’s long-term equity incentive compensation plans and such other compensation plans as the Company may from time to time have for executives. In the event of Mr. Montgomery’s death during the term of the agreement, payments equal to the total compensation that would have been paid for a period of six months to Mr. Montgomery under the agreement, but for his death, will be made to his heirs. The agreement also allows Mr. Montgomery the option to reduce his level of service to the Company by approximately one-half with a corresponding decrease in base annual compensation and a reduction of 25% of his incentive compensation, after a requisite waiting period. Mr. Montgomery also has the option to terminate his active service and continue in a consulting capacity. The term of the consulting period will be 15 years and Mr. Montgomery will receive approximately 30% of his prior average annual cash compensation over the five years immediately preceding the earlier of (1) his election to terminate his employment and continue to serve the Company as a consultant or (2) his election to continue his employment at a reduced rate of service and compensation. The agreement includes the obligation of Mr. Montgomery to maintain the confidentiality of the Company’s confidential information and contains a covenant of Mr. Montgomery not to compete with the Company. In addition, for a period of at least 20 years following the termination of the agreement, the Company has the right to continue its use of Mr. Montgomery’s name and likeness in consideration of a $10,000 annual fee paid to Mr. Montgomery or his heirs.

In January 2008, the Company entered into an Employment Agreement with Ryan A. Montgomery. The agreement is for a term of employment commencing on January 1, 2008 and expiring on December 31, 2008 with a provision for automatic one-year renewal terms, and provides for Mr. Montgomery to receive base annual compensation during the term of not less than $170,000. Mr. Montgomery is also to participate in the Company’s annual incentive compensation and the Company’s long-term equity incentive compensation plans and such other compensation plans as the Company may from time to time have for executives. In the event of termination of this agreement and employment by the Company pursuant to the agreement, the Company shall be obligated to pay Mr. Montgomery an amount of severance equal to six months’ salary, payable by the Company over a 12-month period to commence on the date of termination.

Information Relating to Cash Incentives and Stock and Option Awards

Effective January 1, 2007, the Board of Directors, on the recommendation of the Compensation Committee, adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and a number of other executive officers and managers receive incentive compensation payments, determined on a quarterly and annual basis, which are based upon the income from operations of the Company for the period if the profits exceed a threshold amount of quarterly income from operations in the amount of $500,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers who participate in the pool of incentive compensation based upon a percentage allocation made by the Compensation Committee each year. Pool II covers managers who are selected to participate in proportions determined by senior management. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the stockholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

With respect to Pool I participants, the Compensation Committee, in consultation with management and the Chief Executive Officer, determines the participants and their relative level of participation during the first quarter of the year for a recommendation to the Board of Directors for formal approval. In determining participation and the level of participation each year, management and the Compensation Committee consider the executive’s responsibilities and individual performance during the prior year. For the fiscal year ended December 31, 2018, no amounts were earned under the Incentive Compensation Plan.

Long-Term Equity Incentives

At the Company’s Annual Meeting of Stockholders held in May 2017, the Company’s 2017 Incentive Stock Plan was approved by the stockholders. The Plan provides for the issuance of stock options or incentive stock grants of up to 200,000 shares of common stock of the Company. No option awards have been made from this Incentive Stock Plan as of December 31, 2018. A similar plan was approved in May 2014 for 142,857 shares (adjusted for the effect of 1-for-7 reverse stock split in October 2016). As of December 31, 2018, 81,426 shares (after reverse stock split) subject to option awards have been granted to certain executive officers and senior management of the Company under the 2014 Incentive Stock Plan.

Stock option grants are determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Capital Market on the date of the grant.

In 2018, no grants of stock options were made to any Named Executive Officer.

We view participation by our executives in our Employee Stock Ownership Plan (the “ESOP”) as a component of long-term compensation. Shares purchased by the ESOP, or contributed to the ESOP, are allocated among participants based upon relative eligible compensation levels and subject to the vesting requirements of the ESOP.

Retirement Benefits

The Company maintains a 401(k) employee savings plan (the “401(k) Plan”) in which all salaried employees that have met the plan’s service requirements are eligible to participate. The Company also maintains the ESOP, which was adopted by the Company on September 1, 2006. Both plans are tax qualified retirement plans.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the 401(k) Plan and the Company will contribute a matching amount to the 401(k) Plan each year. The federal statutory limit for eligible compensation in 2018 was $275,000. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the 401(k) Plan, provided that, for new contributions, employees may not invest more than 15% in common stock of the Company. During 2018, the Company made matching contributions of 10% on employee contributions to the 401(k) Plan, subject to statutory limits and top-heavy plan rules. The Company’s contributions to the 401(k) Plan totaled approximately $36,800 in 2018, which is subject to the vesting requirements of the 401(k) Plan.

Under the ESOP, all employees of the Company are eligible to participate in the ESOP and interests in the ESOP are allocated to participants based on relative eligible compensation. All contributions to the ESOP are made by the Company in the form of cash or stock and are discretionary. The maximum amount of contribution which the Company can make is 25% of the annual eligible compensation of employees after taking into account contributions to the 401(k) Plan. Shares of stock purchased by, or contributed to the ESOP, are allocated to participants based on qualified compensation and subject to the vesting requirements of the ESOP. During 2018, the Company elected not to make a contribution to the ESOP.

Other Benefits

The Company provides certain general employee benefits and health insurance plans of the type commonly offered by other employers. These benefits form part of our compensation philosophy because the Company believes they are necessary in order to attract, motivate and retain talented executives.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table sets forth all outstanding equity awards to Named Executive Officers as of December 31, 2018. All awards are in the common stock of the Company.

	Option Awards
			Equity incentive
			plan awards:
	Number of Securities Underlying		Number of Securities	Option	Option
	Unexercised Options (#)		Underlying Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date

Ryan A. Montgomery	4,885	3,257	-	$7.77	3/10/2020	(1)
	-	-	9,500	7.77	3/10/2020	(2)
	-	-	9,500	7.77	3/10/2020	(3)

(1)	Stock option granted to the named executive officer vests in 20% increments on each of March 10, 2016 through 2019, with the final 20% vesting on January 1, 2020.
(2)

Stock options granted to the named executive officer become fully vested when the Company’s consolidated trailing twelve-month Income from Operations exceeds $2.0 million, as reported in the Company’s financial statements filed with the SEC, excluding the expense recognition of all performance-based stock options under ASC 718.

(3)

Stock options granted to the named executive officer become fully vested when the Company’s consolidated trailing twelve-month Income from Operations exceeds $4.3 million, as reported in the Company’s financial statements filed with the SEC, excluding the expense recognition of all performance-based stock options under ASC 718.

The Company has not issued any stock awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	81,426	$7.77	261,431	(1)

Equity compensation plans not approved by security holders	-	-	-

Total	81,426	$7.77	261,431

(1)

Represents 61,431 shares of common stock still available for issuance under the Company’s 2014 Incentive Stock Plan, and 200,000 shares available for issuance under the Company’s 2017 Incentive Stock Plan.

Payments upon Termination or Change of Control

The Company has no agreements with Named Executives or other executives of the Company under which payments are to be made in the event of change of control of the Company.

Under the Employment Agreement between the Company and Robert L. Montgomery, Mr. Montgomery has the right, to reduce his level of service to the Company by approximately one-half with a corresponding decrease in position and base annual compensation and a 25% decrease in incentive compensation. Mr. Montgomery also has the option to terminate his active service and continue in a consulting capacity. The term of the consulting period will be 15 years and Mr. Montgomery will receive approximately 30% of his prior average annual compensation over the previous five years or last five years of his full-time employment as a consulting fee. In the event of Mr. Montgomery’s death during the term of the agreement, payments equal to his total compensation under the agreement will be made to his heirs for a period of six months. In addition, for a period of 20 years following termination of the agreement, the Company has the right to continue its use of Mr. Montgomery’s name and likeness in consideration of a $10,000 annual fee payable to Mr. Montgomery or his heirs.

Under the Employment Agreement between the Company and Ryan A. Montgomery, Mr. Montgomery has the right to receive an amount of severance equal to six months’ salary, payable by the Company over a 12-month period to commence on the date of termination.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)	All Other Compensation ($)	Total ($)

John B. Akin (2)	$24,000	$-	$-	$24,000
John M. Klimek	35,500	-	-	35,500
Robert M. Henry	39,500	-	-	39,500
Denis St. John (2)	6,000	-	-	6,000

(1)	No stock option grants were awarded to these directors in 2018.
(2)	Mr. Akin resigned from the Board of Directors on August 27, 2018 and was replaced by Denis St. John by action of the Board of Directors.

Narrative Description of Director Compensation

Members of the Board of Directors who are not employees receive a monthly fee of $2,000 and $1,500 per attendance at meetings in person of the Board of Directors or any committees of the Board of Directors, and $1,000 per attendance at meetings via conference call, up to a maximum of $3,000 per day.

Certain Relationships and Related Transactions

Robert L. Montgomery, Chairman of the Board, is the father of Ryan A. Montgomery and R. Scott Montgomery. Ryan A. Montgomery is the current Chief Executive Officer and his compensation is listed in the Summary Compensation Table. R. Scott Montgomery is the President of Operations and International and as a result of serving in such capacity, the Company paid him cash compensation of $207,200 in 2018 and $222,347 in 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5’s were required, the Company believes that, for calendar year 2018, all of the officers, directors and ten percent beneficial owners of the Company complied with all applicable Section 16(a) filing requirements with the exception of a late filing of a transfer of shares between Mr. Robert L. Montgomery and his sons, R. Scott Montgomery and Ryan A. Montgomery, that was later corrected on a Form 5.

Code of Ethics

The Company has adopted a code of ethics that applies to senior executive and financial officers. The Company’s Code of Ethics seeks to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (2) full, fair, accurate, timely and understandable disclosure of information to the Commission, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code of Ethics to predesignated persons, and (5) accountability for adherence to the Code of Ethics. A copy of the Company’s Code of Ethics has been posted to and can be viewed on the Company’s Internet website at http://www.reliv.com under the section entitled “Investor Relations.”

PROPOSAL TWO - SELECTION OF AUDITORS

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors has selected and approved Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for 2019, subject to ratification by the stockholders. It is expected that a representative of the firm of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” SUCH RATIFICATION.

Fees Billed By Independent Registered Public Accounting Firm

The following table sets forth the amount of fees billed by Ernst & Young LLP for services rendered for the years ended December 31, 2018 and 2017:

	2018	2017

Audit Fees (1)	$325,000	$331,300
Audit-Related Fees	---	---
Tax Fees (2)	108,000	119,500
Total Fees	$433,000	$450,800

(1)	Includes the annual consolidated financial statement audit, limited quarterly reviews, reviews of registration statements and comfort letters, and statutory audits required internationally.
(2)	Primarily represents the preparation of tax returns and other tax compliance and consulting services.

All audit, tax, and other services to be performed by Ernst & Young LLP for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of the services and an estimate of the anticipated costs of performing those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the chairman of the Audit Committee, in which case the chairman communicates such pre-approvals to the full committee at its next meeting. During 2018, all services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

The Audit Committee reviews all relationships with Ernst & Young LLP, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee considered the effect of Ernst & Young LLP’s non-audit services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL THREE – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

We are requesting our stockholders to provide advisory approval of the compensation of our Named Executive Officers as disclosed in the Executive Compensation section of this Proxy Statement, including the compensation tables and narrative discussion set forth on pages 8 to 12 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”APPROVAL

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers (commonly referred to as “say-on-pay”). The advisory resolution which will be presented and voted upon at the Annual Meeting is as follows:

RESOLVED, that the stockholders of Reliv International, Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Executive Compensation section of this Proxy Statement, including the compensation tables and narrative discussion set forth on pages 8 to 12 of the Proxy Statement.

Effects of the Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions.

Vote Required

The resolution approving, on an advisory basis, the compensation of our Named Executive Officers will be approved if a majority of the votes cast at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, any such “broker non-votes” will not be deemed a vote cast.

Discussion

Our Compensation Committee and our Board of Directors, who are responsible for designing and administering our executive compensation program, have designed our executive compensation program to provide a competitive and internally equitable compensation program and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of the Company’s stockholders.

We encourage you to carefully review the Executive Compensation section of this Proxy Statement including the compensation tables and narrative discussion set forth on pages 8 to 12 of this Proxy Statement. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the foregoing resolution at the Annual Meeting.

PROPOSAL FOUR – ADVISORY VOTE ON FREQUENCY OF FUTURE

“SAY-ON-PAY”ADVISORY VOTES

At the Annual Meeting, stockholders will be given the opportunity to vote on whether they prefer to have future “say-on-pay” votes occur (i) every year, (ii) every two years or (iii) every three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE IN FAVOR OF HOLDING FUTURE “SAY-ON-PAY”

ADVISORY VOTES EVERY THREE YEARS

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers. See Proposal Three above in this Proxy Statement. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on an advisory resolution regarding the frequency of future “say-on-pay” votes.

Stockholders may vote to recommend that future “say-on pay” votes be held every year, every two years or every three years. The Board of Directors presently believes that future “say-on-pay” votes should occur every three years. The Board of Directors believes that holding a “say-on-pay” vote every three years is most consistent with the Company’s approach to executive compensation in which the Company seeks to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board of Directors believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operation. It will also minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (e.g., every year or every two years).

Effects of Advisory Vote

Because the vote on this matter is advisory in nature, it will not be binding on the Board of Directors. However, the Board of Directors will consider the outcome of the vote, along with other factors, when making its decision about the frequency of future “say-on-pay” votes.

Vote Required

This proposal is being submitted to enable stockholders to express a preference as to whether future “say-on-pay” votes should be held every year, every two years or every three years. The selection that receives a plurality of affirmative votes will be considered the preference of the stockholders. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

Stockholder Proposals for 2020 Proxy Statement

Proposals by stockholders for inclusion in the Company’s Proxy Statement and form of Proxy relating to the 2020 Annual Meeting of Stockholders, which is scheduled to be held on May 21, 2020, should be addressed to the Secretary, Reliv’ International, Inc., P.O. Box 405, Chesterfield, Missouri 63006, and must be received at such address no later than 120 days prior to April 30, 2020. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at P.O. Box 405, Chesterfield, Missouri 63006 or by telephoning (636) 537-9715.

Stockholder Communications with the Board of Directors

Stockholders of the Company may communicate with the Board of Directors in writing addressed to:

Board of Directors
c/o Corporate Secretary
Reliv’ International, Inc.
P.O. Box 405
Chesterfield, Missouri 63006

The Secretary will review each communication from a stockholder. The Secretary will forward to the members of the Board of Directors each communication that (1) concerns the Company’s business or governance, (2) is not offensive and is legible in form and reasonably understandable in content, and (3) does not relate to a personal grievance against the Company or a Board member or further a personal interest not shared by the other stockholders generally.

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company’s stockholders where attendance does not unreasonably conflict with the director’s other business and personal commitments. All of the members of the Board of Directors attended the 2018 Annual Meeting of Stockholders.

BY ORDER OF THE
BOARD OF DIRECTORS
Dated: April 5, 2019

/s/ Stephen M. Merrick
Stephen M. Merrick, Secretary

RELIV' INTERNATIONAL, INC.
136 CHESTERFIELD INDUSTRIAL BLVD
CHESTERFIELD, MO 63005
ATTN:STEVEN ALBRIGHT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
01 Robert L. Montgomery	☐	☐	☐
02 Ryan A. Montgomery	☐	☐	☐
03 Robert M. Henry	☐	☐	☐
04 John M. Klimek	☐	☐	☐
05 Paul J. Adams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2019.	☐	☐	☐
3 To approve, by non-binding vote named executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years
4 To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5 Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000407414_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com

RELIV' INTERNATIONAL, INC.
Annual Meeting of Stockholders
May 23, 2019
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Robert L. Montgomery and Stephen M. Merrick or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RELIV' INTERNATIONAL, INC. that the stockholders(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, CDT on May 23, 2019 at the Reliv' International, Inc. Corporate Headquarters, 136 Chesterfield Industrial Blvd, Chesterfield, MO 63005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000407414_2 R1.0.1.18

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 23, 2019

RELIV' INTERNATIONAL, INC.

RELIV' INTERNATIONAL, INC.
136 CHESTERFIELD INDUSTRIAL BLVD
CHESTERFIELD, MO 63005
ATTN:STEVEN ALBRIGHT

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 25, 2019
Date: May 23, 2019 **Time:** 9:00 AM CDT
Location: Reliv' International, Inc.
Corporate Headquarters
136 Chesterfield Industrial Bl
Chesterfield, MO 63005

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000407413_1 R1.0.1.18

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 09, 2019 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000407413_2 R1.0.1.18

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Robert L. Montgomery

02 Ryan A. Montgomery

03 Robert M. Henry

04 John M. Klimek

05 Paul J. Adams

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

5 Such other business as may properly come before the meeting or any adjournment thereof.

0000407413_3 R1.0.1.18